SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Europe Growth Fund -- Class A Shares
Fiscal period ending:  6/30/96
Inception date:  9/7/90



TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000                 $1,000
   $

ERV =  Ending Redeemable Value   $1,110.18              $1,922.88
   $1,997.02


T   =  Average Annual
       Total Return                  11.02%
13.97%       12.62%*

              *Life of fund, if less than 10 years





       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Europe Growth Fund -- Class B Shares
Fiscal period ending:  6/30/96
Inception date (if less than 10 years of performance):  2/1/94


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A       $1,000



ERV =  Ending Redeemable Value   $1,119.54      N/A    $1,274.85



T   =  Average Annual
       Total Return                 11.95%   N/A        10.00%*

              *Life of fund, if less than 10 years

       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Europe Growth Fund -- Class M Shares
Fiscal period ending:  6/30/96
Inception date (if less than 10 years of performance): 12/1/94


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000                 N/A
$1,000

ERV =  Ending Redeemable Value   $1,132.06              N/A
$1,290.62


T   =  Average Annual
       Total Return                 13.21 %              N\A
17.52%*

              *Life of fund, if less than 10 years